                                                                    EXHIBIT 99.3

                                                                   CONSOLIDATED
--------------------------------------------------------------------------------
                                                                  BALANCE SHEET


As at December 31
(millions of dollars)                                                                        1996             1995
                                                     ASSETS

CURRENT ASSETS
   Cash                                                                              $      135.9     $        1.3
   Accrued asset sale proceeds                                                                               189.9
   Accounts receivable [Note 3]                                                             205.9            250.8
   Inventories                                                                               46.4             55.7
                                                                                     ------------     ------------
   Total current assets                                                                     388.2            497.7

INVESTMENTS [Note 4]                                                                         62.4            129.6

PROPERTY, PLANT AND EQUIPMENT [Note 5]                                                    2,619.1          2,540.9

OTHER ASSETS                                                                                  5.7             15.7
                                                                                     ------------     ------------
                                                                                     $    3,075.4     $    3,183.9
                                                                                     ============     ============

                                        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued charges                                              $      212.5     $      226.9
   Income and other taxes                                                                     3.8              9.9
   Current maturities on long-term debt                                                       1.2              2.3
                                                                                     ------------     ------------
   Total current liabilities                                                                217.5            239.1

LONG-TERM DEBT [Note 6]                                                                     556.1            782.7

CONVERTIBLE SUBORDINATED DEBENTURES [Note 7]                                                                 399.9

DEFERRED INCOME TAXES, REVENUE AND
   OTHER PROVISIONS [Note 8]                                                                711.8            557.0

NON-CONTROLLING INTEREST [Note 9]                                                            94.1

SHAREHOLDERS' EQUITY [Note 10]                                                            1,495.9          1,205.2
                                                                                     ------------     ------------
                                                                                     $    3,075.4     $    3,183.9
                                                                                     ============     ============

Approved by the Board:


/s/ ILLEGIBLE                                         /s/ G. BILLING
Director                                              Director

The accompanying notes are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF
--------------------------------------------------------------------------------
EARNINGS



Years ended December 31
(millions of dollars except per share amounts)
                                                                                             1996            1995

SALES                                                                               $     1,300.8    $    1,257.3

INVESTMENT AND INTEREST INCOME                                                                5.9             8.7
                                                                                    -------------    ------------
                                                                                          1,306.7         1,266.0
                                                                                    -------------    ------------
COSTS AND EXPENSES
   Cost of sales and administration                                                         718.0           727.1
   Depletion, depreciation and amortization                                                 356.9           378.1
   Interest and other financial expense                                                      60.8           107.9
   Income taxes [Note 11]                                                                   184.0            57.2
   Non-controlling interest in subsidiaries                                                   5.8             1.1
   Gains on asset sales, write-downs and provisions [Note 2]                               (110.7)          (23.7)
                                                                                    -------------    ------------
                                                                                          1,214.8         1,247.7
                                                                                    -------------    ------------
NET EARNINGS                                                                                 91.9            18.3

DIVIDENDS ON PREFERENCE SHARES                                                                                0.2
                                                                                    -------------    ------------
EARNINGS APPLICABLE TO COMMON SHARES                                                $        91.9    $       18.1
                                                                                    =============    ============
EARNINGS PER COMMON SHARE [Note 10(iii)]                                            $        1.06    $        .22


CONSOLIDATED STATEMENT OF
================================================================================
RETAINED EARNINGS



Years ended December 31
(millions of dollars)
                                                                                           1996            1995

BALANCE AT BEGINNING OF YEAR                                                        $       384.4    $      416.1
   Net earnings                                                                              91.9            18.3
                                                                                    -------------    ------------
                                                                                            476.3           434.4

   Dividends                                                                                 51.5            50.0
                                                                                    -------------    ------------
BALANCE AT END OF YEAR                                                              $       424.8    $      384.4
                                                                                    =============    ============

                                                      CONSOLIDATED STATEMENT OF
--------------------------------------------------------------------------------
                                                  CHANGES IN FINANCIAL POSITION


Years ended December 31
(millions of dollars)                                                                        1996            1995


OPERATING ACTIVITIES
   Net earnings                                                                      $       91.9    $       18.3
   Charges (credits) not affecting cash:
     Gains on asset sales, write-downs and provisions                                        (5.2)          (10.8)
     Depreciation, depletion and amortization                                               356.9           378.1
     Deferred income taxes                                                                   45.5             0.5
     Non-controlling interests and other                                                      (.2)            5.9
                                                                                     ------------    ------------
   Cash flow                                                                                488.9           392.0

   Deferred gas revenues and other                                                          (11.8)          (14.5)
   Increase in working capital**                                                             (0.8)          (38.3)
                                                                                     ------------    ------------
   Cash flow from operating activities                                                      476.3           339.2
                                                                                     ------------    ------------
INVESTING ACTIVITIES
   Expenditures on property, plant and equipment                                           (560.6)         (382.1)
   Oil & gas property dispositions (acquisitions), net                                       55.9           319.7
   Disposition of mineral interests [Note 2(ii)]                                                            272.7
   Disposition of the U.S. Propane operations [Note 2(iv)]                                  106.6
   Disposition of 50% interest in Superior Propane [Note 2(i)]                              234.1
   Acquisition of non-controlling interests of subsidiary [Note 9(ii)]                                      (45.3)
   Other asset sales                                                                         65.0             7.8
   Site restoration and other                                                                (1.8)          (10.0)
                                                                                     ------------    ------------
                                                                                           (100.8)          162.8
                                                                                     ============    ============
FINANCING ACTIVITIES
   Decrease (increase) in accrued asset sale proceeds                                       189.9          (109.7)
   Long-term debt                                                                          (229.9)         (177.3)
   Convertible subordinated debentures conversion and redemptions [Note 7]                 (399.9)
   Issue of common shares [Note 10]                                                         250.5             5.0
   Redemption of preference shares [Note 10]                                                                 (9.8)
   Dividends                                                                                (51.5)          (50.0)
                                                                                     ------------    ------------
                                                                                           (240.9)         (341.8)
                                                                                     ------------    ------------
CHANGE IN CASH                                                                              134.6           160.2
CASH AT BEGINNING OF YEAR                                                                     1.3          (158.9)
                                                                                     ------------    ------------
CASH AT END OF YEAR*                                                                 $      135.9    $        1.3
                                                                                     ============    ============

*Cash is comprised of cash and short-term deposits.
**Working capital excludes cash, accrued asset sale proceeds and current maturities on long term debt.

MANAGEMENT'S
--------------------------------------------------------------------------------
REPORT



         The accompanying consolidated financial statements of Norcen Energy Resources Limited ("Norcen") and all information in the Annual Report are the responsibility of management and have been approved by the Board of Directors. The financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada and include some amounts that are based on management's best estimates. Financial and operating data elsewhere in the Annual Report is consistent with the information contained in the financial statements.

         In fulfilling their responsibilities, management of Norcen and its subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded from loss or unauthorized use and that the financial records are timely, accurate and reliable for preparation of the financial statements.

         The Board of Directors carries out its responsibility for the financial statements in this Annual Report principally through its Audit Committee, consisting solely of non-executive directors. The Audit Committee meets periodically with management and with the external auditors to discuss the results of audit examinations with respect to the adequacy of internal accounting controls and to review and discuss financial reporting matters. External auditors have full access to the Audit Committee, with and without the presence of management. The financial statements have been audited by Deloitte & Touche, Chartered Accountants and their report follows.



/s/ G. BILLING                                       /s/ MARK SCHWEITZER
Grant D. Billing                                     W. Mark Schweitzer
President and Chief Executive officer                Vice-President, Finance
February 4, 1997                                     and Chief Financial Officer

AUDITORS'
--------------------------------------------------------------------------------
REPORT

To the Shareholders of Norcen Energy Resources Limited:

         We have audited the consolidated balance sheets of Norcen Energy Resources Limited as at December 31, 1996 and 1995 and the consolidated statements of earnings, retained earnings and changes in financial position for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles.


Calgary, Canada                                      /s/ DELOITTE & TOUCHE
January 31, 1997                                     Chartered Accountants

                                                          NOTES TO CONSOLIDATED
--------------------------------------------------------------------------------
                                                           FINANCIAL STATEMENTS



(Amounts are in millions of dollars except where noted)

 1. ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared according to Canadian generally accepted accounting principles applied on a consistent basis and include the accounts of Norcen (the "Company") and all of its subsidiaries (together "Norcen"). Norcen's business is organized into three operational segments: oil and gas, propane operations, and minerals and other.

         In October 1996, the Company sold a 50% interest in Superior Propane Inc. ("Superior") to the Superior Propane Income Fund (the "Fund"). The Company continues to consolidate Superior. The 50% interest in Superior owned by the Fund is accounted for as a "Non-Controlling Interest". In April 1995, the Company acquired the remaining 34% non-controlling interest in Prairie Oil Royalties Company, Ltd ("POR"). A substantial portion of Norcen's oil and gas activities is conducted with others. The consolidated financial statements reflect only Norcen's proportionate interest in such activities (Note 9).

FOREIGN CURRENCY TRANSLATION

         The accounts of self-sustaining foreign operations are translated using the current rate method, under which all assets and liabilities are translated at the exchange rate prevailing at the balance sheet date, and revenues and expenses at average rates of exchange during the period. Resulting gains or losses are deferred and included in the Currency Translation Account ("CTA") component of shareholders' equity. Gains and losses on foreign currency loans, deposits and transactions that are designated as hedges of the net investment in self-sustaining foreign operations are similarly deferred and included in the CTA. Deferred CTA translation and hedging gains and losses are included in income when there is a reduction in the net investment in self-sustaining foreign operations.

FORWARD AND FUTURES CONTRACTS

         Norcen uses forward foreign exchange contracts to hedge the effect of exchange rate changes on identifiable foreign currency exposures, and uses commodity swap agreements to hedge the effect of price changes on a portion of the commodities it produces. Gains and losses on these contracts are reported as a component of the related transactions.

INVENTORIES

         Inventories are valued at the lower of cost, applied on a first-in first-out basis, and market value determined on the basis of replacement cost or net realizable value as appropriate.

PROPERTY, PLANT AND EQUIPMENT

OIL & GAS

         Oil and gas properties and production equipment, in accordance with the full cost method of accounting, include expenditures related to the acquisition, exploration and development of oil and gas reserves, whether or not potentially productive. These costs are depleted and depreciated, on a country-by-country cost center basis, using the unit of production method based on total estimated proved recoverable reserves. Natural gas reserves and production are converted to equivalent barrels of crude oil on the basis of six thousand cubic feet of natural gas per barrel of oil. Proceeds on sale of property and equipment are credited to asset costs.

         Capitalized costs in each cost center are limited to estimated undiscounted future net revenues (based on year-end prices) plus the net cost of major development projects and unproved properties. Total capitalized costs are limited to the aggregate of the foregoing less future interest costs, future site restoration costs, administrative costs and income taxes attributed to oil and gas operations.

         A provision for estimated future site restoration costs is accrued by a charge against income using the unit of production method.

PROPANE

         Propane operations equipment is recorded at cost and depreciated over the estimated useful service life using the straight line method. Estimated useful life of major classes of equipment are:

              Tanks and cylinders                20 years
              Truck chassis                       7 years
              Truck tank bodies                  10 years

         Goodwill is amortized over 20 years and non-compete agreements are amortized over the terms of the agreement.

Deferred Revenues and Other Liabilities

         Deferred revenues and other liabilities include payments received under prepaid gas contracts, long-term retirement liabilities, surplus office lease cost provisions and the accrued liability for future site restoration costs. Deferred gas revenues are included in revenue as the gas to which the payments relate is delivered.

 2. GAINS ON ASSET SALES, WRITE-DOWNS AND PROVISIONS


                                                                         Year Ended December 31
                                                                          1996            1995

Gain on sale of 50% interest in Superior(i)                         $      132.0    $
Gain on sale of mineral interests(ii)                                                      143.9
Write-down of non-core international oil and gas assets(iii)                               (29.8)
Write-down and provisions against propane operations(iv)                                   (80.0)
Provision for surplus office lease costs and equipment(v)                  (21.3)
Loss on prepayment of long-term debt(vi)                                                   (10.4)
                                                                    ------------    ------------
                                                                    $      110.7    $       23.7
                                                                    ============    ============


         In 1996, the net income effect of these gains on asset sales, write-downs and provisions, after deduction of income tax of $108.0 million, was an increase in net income of $2.7 million. Income tax deducted included a specific provision of $60.0 million related to potential income tax assessments which may be received (see Note 11(i)). In 1995, the net income effect, after deduction of income tax of $20.8 million, was an increase in net income of $2.9 million.

         The components of the gains on asset sales, write-downs and provisions are as follows: (i) In October 1996, the Company sold a 50% interest in Superior to the Fund for net cash proceeds of $234.1 million resulting in a net gain of $132.0 million.


(ii) In November 1995, the Company disposed of its 7% gross sales royalty and 12% equity interests in the Iron Ore Company of Canada ("IOC") to the Labrador Iron Ore Royalty Income Fund, resulting in a net gain of $143.9 million. Net proceeds from the sale were $272.7 million and were comprised of net cash proceeds of $160.2 million and $120 million of non-interest bearing installment receipts which were recorded as Accrued Asset Sale Proceeds at their estimated present value of $112.5 million. The installment receipts were received in November 1996 as scheduled.

(iii) In 1995, the Company reduced the carrying value of its non-core international oil and gas properties in Australia, Indonesia, New Zealand and Russia by $29.8 million to reflect their estimated net realizable value. During 1996, the Company's oil and gas properties in Indonesia and Russia were sold for aggregate cash proceeds of $15.9 which approximated the carried value of these properties.

(iv) In 1995, Norcen reduced the carrying value of its propane marketing operations in the United States by $67.6 million to reflect estimated net realizable value. Cost reduction initiatives impacting propane operations resulted in restructuring provisions of $12.4 million. In April 1996, Norcen sold its United States propane operations for net cash consideration of $106.6 million which approximated net book value.

(v) In 1996, the Company relocated its corporate offices to provide a more efficient and flexible office environment. A provision of $6.8 million has been recorded to provide for estimated surplus office lease commitments and moving costs and $14.5 million of unamortized office leasehold improvements, furniture and equipment were written off.

(vi) Certain long-term obligations were repaid in 1995, resulting in the recognition of $7.2 million of unamortized foreign exchange and deferred financing costs and $3.2 million of prepayment costs.

 3. ACCOUNTS RECEIVABLE

         The Company has entered into an agreement to sell, with limited recourse, certain accounts receivable of Superior on a revolving basis to a maximum amount of $40 million. The amount sold at December 31, 1996 was $36.0 million (1995 - $27.5 million). The receivables are sold at a discount to face value based on prevailing money market rates.

 4. INVESTMENTS (AT COST)


                                                                                                 December 31
                                                                                             1996            1995
Mico Investments Ltd., common shares(i)                                              $       61.6    $       61.6
Brascan Limited, preference shares(i) (ii)                                                                   65.0
Notes receivable from employees and other                                                      .8             3.0
                                                                                     ------------    ------------
                                                                                             62.4           129.6
                                                                                     ============    ============

(i) Companies are related to Noranda Inc., a major shareholder. Dividends on these investments amounted to $5.6 million in 1996 ($8.7 million in 1995).

(ii) In December 1996, the Company sold its preference share investment in Brascan Limited at full carried cost for cash consideration to a company which is related to Noranda Inc.

 5. PROPERTY, PLANT AND EQUIPMENT


                                                                 Oil &               Propane
                                                                  Gas               Marketing            Total
                                                            (i) (ii) (iii)
December 31, 1996
  Cost                                                       $   5,560.0          $    389.1        $     5,949.1
  Accumulated depreciation and depletion                         3,164.4               165.6              3,330.0
                                                             -----------          ----------        -------------
  Net                                                        $   2,395.6          $    223.5        $     2,619.1
                                                             ===========          ==========        =============

December 31, 1995
  Cost                                                       $   5,208.7          $    517.0        $     5,725.7
  Accumulated depreciation and depletion                         2,971.4               213.4              3,184.8
                                                             -----------          ----------        -------------
  Net                                                        $   2,237.3          $    303.6        $     2,540.9
                                                             ===========          ==========        =============

(i) Norcen has entered into commitments of US$73 million to procure the services of deepwater drilling rigs in the Gulf of Mexico for a total of 1.5 years over a three year period commencing July 1, 1997 through June 30, 2000.

(ii) Expenditures relating to undeveloped or unevaluated oil and gas properties excluded from the depletion base are as follows:


                       United
                       States       International        Total
                       ------       -------------        -----

1996                  $    24.4      $      15.0      $       39.4
----                  ---------      -----------      ------------
1995                  $    24.3      $      16.7      $       41.0


(iii) No administrative overhead expenditures related to exploration or development activities were capitalized in 1996 or in 1995.

6. LONG-TERM DEBT


                                                                       Interest Rate             December 31
                                                                            (i)             1996             1995
Direct unsecured obligations of the Company:
   Notes payable and revolving term bank credits                          3.18%      $        6.4    $      165.0
   Term bank credits (US$450 million)                                                                       614.3
   7-3/8% debentures due May 15, 2006 (US$250 million)                    7.48%             342.4
   7.80% debentures due July 2, 2008 (US$150 million)                     4.28%             205.4
                                                                          ----       ------------    ------------

                                                                                            554.2           779.3
Capital lease obligations owing by Superior                               7.86%               3.1             5.7
                                                                          ----       ------------    ------------
                                                                                            557.3           785.0
Current maturities                                                                            1.2             2.3
                                                                          ----       ------------    ------------
Long-Term Debt                                                            6.58%      $      556.1    $      782.7
                                                                          ====       ============    ============

(i) Weighted average interest rates after swap contracts as at December 31, 1996

         At December 31, 1996 notes payable include short term money market borrowings supported by revolving term loan agreements which mature in 2000 that are structured to provide Norcen with the right to borrow at floating rates. At December 31, 1995, notes payable and revolving term bank credits included borrowings of US$35 million.

         At December 31, 1995, term bank credits were comprised of borrowings bearing interest at floating rates tied to quoted market rates offered to prime banks in the London interbank market. Term bank credits were repaid during 1996 from proceeds raised through the issue of US$250 million 7-3/8% debentures on May 15, 1996 and the issue of US$150 million 7.80% debentures on July 2, 1996.

         The Company has entered into agreements to swap floating interest rate obligations into fixed rates ranging from 7.3% to 9.0% on a principal amount of US$200 million for terms expiring from December 1997 to March 1999. The Company has also entered into agreements to swap fixed rate interest obligations into floating interest rate obligations on principal amounts of CDN$150 million expiring in May 2006, US$150 million expiring in May 2006 and US$150 million expiring in July 2008. All interest rate swap arrangements have been made with AA rated banks.

         As at December 31, 1996, the estimated fair value of the Company's debentures was $562.5 (US$410.7 million). The estimated fair value of notes payable and revolving term bank credits, and term bank credits at December 31, 1996 and 1995 approximated their carried value due to the floating interest rate nature and short repayment term of these debt securities. As at December 31, 1996, the estimated aggregate unrealized gain on interest rate swap agreements was US$17.6 million (1995 - US$14.2 million unrealized loss).

         Interest on long-term debt and convertible subordinated debentures was $66.1 million in 1996 ($93.9 million in 1995). Interest expense includes the non-cash amortization of deferred financing expense of $2.7 million in 1996 ($1.6 million in 1995).

 7. CONVERTIBLE SUBORDINATED DEBENTURES

Effective July 29, 1996, the $149.9 million 5% Adjustable Rate Convertible Subordinated Debentures Series B were redeemed by the Company at par value for cash. Noranda Inc., a major shareholder, held $60 million of these debentures.

Effective August 19, 1996, Noranda Inc., the holder of all of the $250 million 8% convertible subordinated debentures, converted their 8% debentures into Norcen common shares at the conversion rate of $25 per share.

 8. DEFERRED INCOME TAXES,REVENUE AND OTHER PROVISIONS


                                                                                                 December 31
                                                                                             1996            1995

Deferred income taxes [Note 11(i)]                                                   $      618.3    $      467.2
Provision for future site restoration costs (i)                                              40.8            30.5
Deferred revenue and other provisions                                                        52.7            59.3
                                                                                     ------------    ------------
                                                                                     $      711.8    $      557.0
                                                                                     ============    ============

(i) Norcen's oil and gas operations have ongoing site restoration and remediation responsibilities. Site restoration costs involve the surface clean up and reclamation of well sites and field production facilities to ensure that they can be safely returned to appropriate land uses. Total anticipated future costs are in the range of $150 million to $190 million over the next 20 years. Future site restoration costs are provided for using the unit of production method as described in Note 1.

 9. NON-CONTROLLING INTERESTS

(i) In October 1996, the Company sold a 50% interest in Superior to the Fund (see Note 2(i)). The non-controlling interest in Superior is comprised of a 50% interest in the equity of Superior and a 50% interest in the 13% subordinated shareholder notes of Superior (the "Shareholder Notes") in the amount of $192.5 million. Under the unanimous shareholders' agreement entered into by the Company and the Fund, the Shareholder Notes can only be held by Superior's shareholders in equal proportion to their respective equity interests in Superior.

(ii) In April 1995, Norcen acquired the 34% non-controlling interest in POR not previously owned for cash consideration of $45.3 million. This acquisition was accounted for by the purchase method. Consideration paid in excess of the book value of the shares acquired of $8.9 million was allocated to property, plant and equipment.

 10. SHAREHOLDERS' EQUITY

Capital Stock - Authorized:
  First Preference Shares, an unlimited number/Junior Preference Shares, an unlimited number/Common Shares, an unlimited number
Capital Stock - Issued:

                                                                  December 31                 Dividends Paid
                                                             1996            1995            1996            1995

First Preference Shares Series A (i)                 $               $               $               $         0.2
Common Shares (ii) (iv)                                   1,072.3            821.8            51.5            49.8
Retained Earnings (vi)                                      424.8            384.4
Currency Translation Account (v)                             (1.2)            (1.0)
                                                        ---------     ------------    -------------   -------------
                                                        $ 1,495.9     $    1,205.2    $        51.5   $        50.0
                                                        =========     ============    =============   =============


(i) First Preference Shares Series A

On March 31, 1995, the Company redeemed and cancelled all 393,242 First Preference Shares Series A outstanding at a price of $25.25 per share for an aggregate cash consideration of $9.8 million. The shares paid a cumulative cash dividend of 8.12% (or $2.03 per share) per annum.

(ii) Common Shares

The following summarizes the issue of Common Shares:

                                                                                           Shares          Amount
                                                                                         (in 000's)
December 31, 1994                                                                          82,603    $     816.8
  Employee savings and stock option plans                                                     370            5.0
                                                                                           ------    -----------
December 31, 1995                                                                          82,973          821.8
  Employee stock option plans and other                                                       327            0.5
  Conversion of 8% Convertible Subordinated Debentures                                     10,000          250.0
                                                                                           ------    -----------
December 31, 1996                                                                          93,300    $   1,072.3
                                                                                           ======    ===========

(iii) Earnings Per Share

Earnings per share have been calculated using the weighted average number of shares outstanding during the year (86.9 million in 1996; 82.9 million in 1995).

(iv) Stock Options

Norcen has an Incentive Stock Option Plan ("ISOP") through which market growth options are issued to certain employees. Under the ISOP, the number of common shares issued is equal to the growth in value of the options, represented by the market price less the exercise price times the number of options exercised, divided by the current market price of the common share. At December 31, 1996, there were 961,439 options outstanding under this plan (1995 - 1,273,600 options) exercisable at prices varying from $16.50 to $28.70 per share for periods up to 2000 (1995 - $16.50 to $19.29 per share for periods up to 1999).

(v) Currency Translation Account ("CTA")

The Company manages the foreign currency exposure associated with its net investment in self-sustaining foreign operations by designating foreign currency denominated debt or futures contracts as a hedge of this exposure. At December 31, 1996, hedges of this foreign currency exposure aggregated US$478 million (1995 - US$485 million), comprised of US$400 million of long-term debt (1995 - US$485 million) and US$78 million of U.S. dollar forward sales contracts maturing from April 28, 2000 to October 29, 2004 (1995 - NIL). Included in the CTA at December 31, 1996 were deferred foreign exchange losses of $36.0 million ($58.0 million in 1995).

 11.     INCOME TAXES

         The provision for income taxes in the consolidated statement of earnings varies from the amounts that would be computed by applying the Canadian federal statutory rate, including surtax, to earnings before income taxes and non-controlling interests for the following reasons:

                                                                                           Year Ended December 31
                                                                                             1996            1995
Earnings before income taxes and non-controlling interests                           $      281.7    $      76.6
                                                                                     ------------    -----------
Canadian federal statutory rate of income tax                                                44.6%          44.6%
                                                                                     ------------    -----------
Computed tax expense                                                                 $      125.6    $      34.1
Increase (decrease) in income taxes resulting from:
   Provision for potential assessments (i)                                                   60.0
   Non-deductible depletion (ii)                                                              9.7           12.1
   Non-deductible crown payments less federal resource allowance                              4.8            3.2
   Non-taxable dividend income                                                               (2.8)          (6.4)
   Large Corporations Tax                                                                     3.6            3.5
   Income subject to foreign tax rates less than the Canadian statutory rate                (10.7)          (4.0)
   Non-taxable (non-deductible portion of gains on asset sales,
    write-downs and provisions (iii))                                                        (2.6)          16.7
   Other items, net                                                                          (3.6)          (2.0)
                                                                                     ------------    -----------
Actual income tax expense                                                            $      184.0    $      57.2
                                                                                     ============    ===========


(i) The Company is presently having discussions with Revenue Canada concerning the deductibility of certain interest expense and foreign exchange losses claimed for tax purposes during the period 1989 to 1993. The Company anticipates receiving an assessment from Revenue Canada related to this matter in early 1997 in the $90 to $105 million range. Upon receipt of an assessment, the Company will be required to remit 50% of the assessed amount to Revenue Canada, pending the final resolution of the assessment appeal process.

The Company disagrees with Revenue Canada's position and plans to vigorously contest any assessment received. Final resolution of this issue will likely take several years. At this time, the Company is unable to reasonably determine what liability, if any, may result from the final resolution of this matter. At December 31, 1996, the Company had recorded deferred tax liabilities in respect of this matter in the amount of $96 million, including the $60 million provision recorded in 1996 (see Note 2).

(ii) Various acquisitions of oil and gas assets in prior years have been structured such that the values ascribed for income tax purposes are lower than the fair market value amounts recorded in the accounts of the Company. Depletion expense related to these differences between tax and book values is not deductible in computing income tax expense.

(iii) Gains on assets sales, write-downs and provisions include capital gains and losses whereby 25% of such amounts are not taxable. Tax recoveries against capital losses are recorded only to the extent that the Company has available capital gains.

 12.     PENSION PLANS

         Norcen and its subsidiaries, Norcen Explorer, Inc. and Superior have defined benefit and defined contribution pension plans covering most employees. Substantially all active employees have elected to retroactively adopt defined contribution benefit plans. The benefits provided by defined benefit plans are based on the employee's years of service and on the highest average earnings for a specified number of consecutive years. Defined benefit plan assets consist primarily of equity and fixed income securities. Projected defined benefit obligations and the expected return on plan assets are based on an assumed rate of 6.5%. Projected pay increases reflect an assumed rate of 5%. Norcen makes contributions to the pension plans as required based on the results of actuarial valuations.

         The funded status of the plans and the liability as recognized in the consolidated balance sheet at December 31, 1996 and 1995, were:


                                                                                             1996            1995

Accumulated benefit obligation including vested amounts
  of $114.5 million ($98.9 million in 1995)                                          $      114.7    $      100.4
Unearned benefit obligation related to projected pay increases                                3.7            28.4
                                                                                     ------------    ------------
Projected benefit obligation                                                                118.4           128.8
Plan assets, at market related values                                                       174.5           157.9
                                                                                     ------------    ------------
Excess of plan assets over projected benefit obligation                                      56.1            29.1
Net accrued balance sheet pension liability                                                                   5.7
                                                                                     ------------    ------------
Excess of plan surplus over balance sheet liability                                  $       56.1    $       34.8
                                                                                     ============    ============
Comprised of:
  Norcen and its wholly-owned subsidiaries                                           $       32.1    $       27.4
  Superior                                                                                   24.0             7.4
                                                                                     ------------    ------------
                                                                                     $       56.1    $       34.8
                                                                                     ============    ============

 13.  FORWARD AND FUTURES CONTRACTS

         Norcen has a price risk management program whereby the commodity price and foreign currency exchange rates associated with a portion of its future production are fixed. The purpose of this program is to increase the certainty of future cash flows available to fund future capital expenditures and to increase the certainty of expected earnings generated from capital expenditures.

         Norcen sells forward a portion of its future production through a combination of fixed price sales contracts with customers and commodity swap agreements with financial counterparties. Foreign currency exchange rates associated with future fixed price production are fixed by entering into forward U.S. dollar sales contracts with financial counterparties. The use of commodity swap agreements and forward sales contracts with financial counterparties involves a degree of credit risk which Norcen manages through its credit policies and the selection of counterparties. Market risk relating to changes in the value or settlement cost of Norcen's commodity swap agreements and forward sales contracts are offset by pricing changes on Norcen's production.

         At December 31, 1996, Norcen had fixed the price and foreign currency exchange rates applicable to its future production as follows:


                                                Canadian         Gulf of Mexico
                        Crude Oil              Natural Gas         Natural Gas       Foreign Currency
                                                                                    U.S.$     Forward
                   Volume      Price(i)     Volume  Price(ii)  Volume Price (iii)   Amount    Ex.Rate
                   (b/d)        (US$)     (mmmcf/d)  (Cdn$)    (mmmcf/d)  (US$)
1997              20,147       $17.44        192     $1.75        81       $1.94     $195      1.3776
1998              21,000        18.60         59      2.54        17        2.12      204      1.3547
1999                                          58      2.63
2000                                          58      2.73


(i) Price is relative to the New York mercantile Exchange (NYMEX) price for West Texas Intermediate crude oil.

(ii) Price is relative to the Alberta field gate price of natural gas.

(iii) Price is relative to the NYMEX price for natural gas sold at Henry Hub, Louisiana.

         In addition, the Company has contracted to sell Canadian natural gas production directly to customers from 2001 to 2011 for volumes of 53 mmcf/d declining to 14 mmcf/d over this period. Forward gas markets beyond four years are not sufficiently liquid to estimate the unrealized gain (loss) on these contracts.

         At December 31, 1996, the estimated unrealized gain (or loss) based on market quotes for future fixed oil prices, natural gas prices and foreign currency exchange contracts were ($56 million), $26 million and $8 million respectively (1995 - ($7 million), $39 million and $1 million).

 14. RELATED PARTY TRANSACTIONS (Notes 4 and 7)

         During 1996, the Company and a subsidiary entered into cash management arrangements with Noranda Inc. and its wholly-owned subsidiary, under which funds were deposited and borrowed at market rates of interest. There were no amounts outstanding at December 31, 1996 under these arrangements.

         During 1996, the Company and Superior relocated their corporate offices to a building which is owned by companies related to Noranda Inc. Terms of the lease represent market rates and require future lease payments aggregating $16.8 million over the 10-year term of the lease.

 15.     SEGMENTED INFORMATION

A. Industry Segments


                                                        Oil &          Propane         Minerals
                                                         Gas          Marketing        & Other           Total
Year ended December 31,1996
Sales                                               $     722.0      $     578.8      $              $   1,300.8
Investment and interest income                                                               5.9             5.9
                                                    -----------      -----------      ----------     -----------
                                                          722.0            578.8             5.9         1,306.7
                                                    -----------      -----------      ----------     -----------
Operating costs                                           163.1            157.8                           320.9
Administration                                             40.7             10.3                            51.0
Product purchases                                                          346.1                           346.1
Depletion, depreciation and amortization                  331.7             25.2                           356.9
Interest and other financial expense (i)                   40.9              9.9            10.0            60.8
Income taxes (ii)                                          69.3             10.9            (4.2)           76.0
Non-controlling interest iin subsidiaries                                    5.8                             5.8
                                                    -----------      -----------      ----------     -----------
                                                          645.7            566.0             5.8         1,217.5
                                                    -----------      -----------      ----------     -----------
Earnings from operations                                   76.3             12.8             0.1            89.2
                                                    -----------      -----------      ----------     -----------
Gains on asset sales, write-downs and provisions          (21.3)           132.0             0.0           110.7
Income taxes recovery (expense) thereon                     9.5            (57.5)          (60.0)         (108.0)
                                                    -----------      -----------      ----------     -----------
                                                          (11.8)            74.5           (60.0)            2.7
                                                    -----------      -----------      ----------     -----------
Net earnings (loss)                                 $      64.5      $      87.3      $    (59.9)    $      91.9
                                                    ===========      ===========      ==========     ===========

Year ended December 31,1995
Sales                                               $     666.8      $     550.9      $     39.6     $   1,257.3
Investment and interest income                                                               8.7             8.7
                                                    -----------      -----------      ----------     -----------
                                                          666.8            550.9            48.3         1,266.0
                                                    -----------      -----------      ----------     -----------
Operating costs                                           169.3            176.0             7.1           352.4
Administration                                             56.5             14.9                            71.4
Product purchases                                                          303.3                           303.3
Depletion, depreciation and amortization                  328.2             40.8             9.1           378.1
Interest and other financial expense(i)                    69.1             17.7            21.1           107.9
Income taxes(ii)                                           30.8              4.3             1.3            36.4
Non-controlling interest in subsidiaries                    0.9              0.2                             1.1
                                                    -----------      -----------      ----------     -----------
                                                          654.8            557.2            38.6         1,250.6
                                                    -----------      -----------      ----------     -----------
Earnings (loss) from operations                            12.0             (6.3)            9.7            15.4
                                                    -----------      -----------      ----------     -----------
Gains on asset sales, write-downs and provisions          (32.9)           (80.0)          136.6            23.7
Income taxes recovery (expense) thereon                    11.8             19.4           (52.0)          (20.8)
                                                    -----------      -----------      ----------     -----------
                                                          (21.1)           (60.6)           84.6             2.9

Net earnings (loss)                                 $      (9.1)     $     (66.9)     $     94.3     $      18.3
                                                    ===========      ===========      ==========     ===========

(i) Interest and other financial expense have been allocated based on 100% of the carrying value of the assets for Minerals & Other and for Propane Marketing until 50% of the investment in the Propane Marketing was sold to the Superior Propane Income Fund. The residual amount is allocated to the Oil & Gas segment.
(ii) The income tax charge for each segment is adjusted for the net change in interest and financial expense allocated between segments.

B. OTHER SEGMENTED ITEMS


                                                        Oil &           Propane        Minerals
                                                         Gas           Marketing        & Other          Total
Year ended December 31, 1996
Cash flow (after unusual items)                     $     447.7      $      41.1      $      0.1     $     488.9
Capital expenditures                                $     541.8      $      18.8      $              $     560.6
Identifiable assets                                 $   2,559.2      $     317.8      $    198.4     $   3,075.4
                                                    -----------      -----------      ----------     -----------
Year ended December 31, 1995
Cash flow (after unusual items)                     $     336.3      $      33.4      $     22.3     $     392.0
Capital expenditures                                $     352.1      $      30.0      $              $     382.1
Identifiable assets                                 $   2,479.4      $     452.3      $    252.2     $   3,183.9


C. FINANCIAL DATA BY GEOGRAPHIC SEGMENT

                                                                       United                            Total
                                                       Canada          States       International      Worldwide
1996
   Sales                                            $     970.3      $     226.9      $    103.6     $   1,300.8
   Earnings from operations                                23.5             39.2            26.5            89.2
   Capital expenditures                                   393.7             96.9            70.0           560.6
   Identifiable assets                                  2,279.4            541.4           254.6         3,075.4

1995
   Sales                                            $     941.2      $     229.6      $     86.5     $   1,257.3
   Earnings (loss) from operations                         (8.9)             2.0            22.3            15.4
   Capital expenditures                                   253.1             67.2            61.8           382.1
   Identifiable assets                                  2,344.7            622.1           217.1         3,183.9


SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)



                                          1996                                           1995
                             Cash Flow              Earnings                Cash Flow           Earnings (Loss)
                      $Millions     $/Share   $Million     $/Share   $Million      $/Share   $Million     $/Share

First Quarter         $    126.1  $    1.52   $   28.4    $   0.34   $    115.7  $    1.40   $   18.2    $   0.22
Second Quarter        $    110.0  $    1.33   $   12.5    $   0.15   $     83.9  $    1.01   $   (5.0)   $  (0.06)
Third Quarter         $    125.7  $    1.43   $   15.7    $   0.18   $     85.2  $    1.03   $   (6.5)   $  (0.08)
Fourth Quarter        $    127.1  $    1.35   $   35.3    $   0.39   $    107.2  $    1.29   $   11.6    $   0.14


                                                                      FIVE YEAR
--------------------------------------------------------------------------------
                                                                        SUMMARY



Years ended December 31  (millions of dollars except per share items)

                                                   1996          1995           1994           1993          1992
SALES AND OTHER REVENUES                      $ 1,306.7     $ 1,266.0      $ 1,314.7      $ 1,157.1     $   998.9
                                              ---------     ---------      ---------      ---------     ---------
COSTS AND EXPENSES
   Cost of sales and administration               718.0         727.1          769.8          704.2         590.3
   Depreciation, depletion and amortization       356.9         378.1          349.6          306.3         223.8
   Interest and other financial expense            60.8         107.9          119.2          104.0          94.3
   Income taxes                                   184.0          57.2         (12.3)           20.2          40.7
   Non-controlling interests                        5.8           1.1           10.5          (7.4)           1.2
   Gains on asset sales, write-downs
    and provisions                              (110.7)        (23.7)          191.9            5.4           9.8
                                              ---------     ---------      ---------      ---------     ---------
                                                1,214.8       1,247.7        1,428.7        1,132.7         960.1
                                              ---------     ---------      ---------      ---------     ---------
NET EARNINGS                                  $    91.9     $    18.3      $ (114.0)      $    24.4     $    38.8
                                              =========     =========      ========       =========     =========
CASH FLOW                                     $   488.9     $   392.0      $   394.5      $   368.1     $   316.8
                                              =========     =========      =========      =========     =========
PER COMMON SHARE
   Earnings - basic                           $    1.06     $    0.22      $  (1.39)      $    0.29     $    0.49
   Cash flow-basic                            $    5.63     $    4.73      $    4.77      $    4.63     $    4.74
   Dividends paid                             $    0.60     $    0.60      $    0.60      $    0.60     $    0.60

CAPITAL EXPENDITURES AND
   ACQUISITIONS (NET)
    Oil and gas                               $   485.9     $    32.4      $   602.2      $   577.0     $   194.3
    Propane marketing                              18.8          30.0           26.9           64.9          23.1
    Minerals & Other                                                                          (3.5)
                                              ---------     ---------      ---------      ---------     ---------
                                              $   504.7     $    62.4      $   629.1      $   638.4     $   217.4
                                              =========     =========      =========      =========     =========
OIL AND GAS OPERATIONS
Production (before deducting royalties)
   Oil and NGL (mb/d)
    Canada                                         44.8          47.9           51.0           47.8          45.1
    United States                                   5.9           4.9            4.7            3.3           3.9
    International                                  19.6          15.8           10.2            5.4           7.0
                                              ---------     ---------      ---------      ---------     ---------
                                                   70.3          68.6           65.9           56.5          56.0
                                              =========     =========      =========      =========     =========
   Natural Gas (mmcf/d)
    Canada                                          350           377            447            413           243
    United States                                   133           111             89             54            37
    International                                    19            17             18             14            11
                                              ---------     ---------      ---------      ---------     ---------
                                                    502           505            554            481           291
                                              =========     =========      =========      =========     =========
Proved plus probable reserves
   Oil and NGL (mmbbls)                             301           277            254            301           245
   Natural gas (bcf)                              1,827         1,745          2,362          2,644         1,897
Land holdings (millions of acres)
   Gross                                             18            24             31             42            50
   Net                                                7             9             13             15            17
Propane sales (millions of litres)                1,726         1,846          1,869          1,559         1,530
EMPLOYEES- year end
Oil and gas                                         651           785          1,058          1,178           917
Propane marketing                                 1,429         2,070          2,236          2,071         2,175